Exhibit 32

SECTION 1350 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of GREAT SOUTHERN BANCORP, INC. (the "Company") that the quarterly report of the Company on Form 10-Q for the quarter ended June 30, 2018 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Dated: August 3, 2018	/s/ Joseph W. Turner Joseph W. Turner President and Chief Executive Officer

Dated: August 3, 2018	/s/ Rex A. Copeland Rex A. Copeland Treasurer